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                                                                    EXHIBIT 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Stockholders and Board of Directors



North Fork Bancorporation, Inc.:



We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in Amendment No. 1 to the registration statement on Form S-3 of North Fork Bancorporation, Inc. Our report refers to various changes in accounting principles as discussed in the notes to the consolidated financial statements.



                                          /s/ KPMG Peat Marwick LLP


                                             KPMG PEAT MARWICK LLP



New York, New York



November 20, 1997